Exhibit 10.3

AMENDMENT TO

TO

COMMON STOCK PURCHASE WARRANT

magnegas corporation

THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT (the “Amendment”) dated as of May 11, 2016, is between MagneGas Corporation, a Delaware corporation (the “Company”) and Alpha Capital Anstalt (the “Investor”), a Liechtenstein corporation.

WHEREAS, in connection with that certain Securities Purchase Agreement between the Company and the Investor dated October 21, 2014, the Company issued to the Investor a Common Stock Purchase Warrant for 5,000,000 shares of the Company’s common stock on October 23, 2014 (the “October 2014 Warrant”);

WHEREAS, the October 2014 Warrant contained a provision allowing for “cashless exercise”: (a) at the option of the Investor if there was no effective registration statement for the shares underlying the October 2014 Warrant; or (b) automatically upon the Termination Date;

WHEREAS, the Company and the Investor wish to clarify that the October 2014 Warrant “cashless exercise” provision should always have contained sentences clarifying that if the Company could not deliver registered shares upon settlement of the cashless exercise, the Company is not required to pay cash in lieu of such registered shares;

WHEREAS, the October 2014 Warrant contained a provision that upon the occurrence of a Fundamental Transaction (as defined in the October 2014 Warrant) the Investor would have the option to receive cash for the remaining unexercised portion of the October 2014 Warrant.

WHEREAS, the Company and the Investor wish to clarify that the October 2014 Warrant should never have contained a provision for the Investor to have the option, upon the occurrence of a Fundamental Transaction, to receive cash for the remaining unexercised portion of the October 2014 Warrant;

WHEREAS, in the year ended December 31, 2014 the Investor did not exercise any of the shares of the October 2014 Warrant;

WHEREAS, in the year ended December 31, 2015 the Investor exercised 2,850,000 shares of the October 2014 Warrant;

WHEREAS, since October 23, 2014, there have been no cashless exercises of the October 2014 Warrant by the Investor;

WHEREAS, since October 23, 2014, no Fundamental Transaction has occurred;

WHEREAS, the Company and the Investor wish to amend the October 2014 Warrant to revise the “cashless exercise” and Fundamental Transaction provisions retroactive to October 23, 2014; and

WHEREAS, the Company, separate and apart from making the corrections to the October 2014 Warrant described above, wishes to give the Investor the right to participate in any potential offerings of securities between May 11, 2016 and December 31, 2017.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

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ARTICLE I

AMENDMENT TO OCTOBER 2014 WARRANT

Section 1.1 Amendments to Cashless Exercise Provision.

(a)	The following underlined and bolded words shall be added to Section 2(c) of the October 2014 Warrant:

If at any time after the six month anniversary of the date of the Purchase Agreement, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by utilizing the formula below. The Company is not required to pay cash if it can only deliver upon settlement of a non-Termination Date “cashless exercise” Warrant Shares that are not registered under the Securities Act. The formula consists of dividing [(A-B) (X)] by (A), where

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c). The Company is not required to pay cash if it can only deliver upon settlement of the Termination Date “cashless exercise” Warrant Shares that are not registered under the Securities Act.

(b)	The following words that have a strikethrough and are bolded shall be deleted from Section 5(f) of the October 2014 Warrant:

The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered ~~and the Holder does not utilize cashless exercise~~, will have restrictions upon resale imposed by state and federal securities laws

Section 1.2 Amendments to Fundamental Transaction Provision. Section 3(e) of the October 2014 Warrant shall be deleted in its entirety and replaced with the following:

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e)         Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Company (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, at the Company’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, the Company or any Successor Entity (as defined below) shall purchase this Warrant from the Holder by paying, at the option of the Company, to the Holder within ten Business Days after such request (or, if later, on the effective date of the Fundamental Transaction) in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Fundamental Transaction, either: (a) Common Stock (or corresponding Corporate Event Consideration, as applicable) valued at the value of the consideration received by the shareholders in such Fundamental Transaction, or (y) cash. “Corporate Event Consideration” means, collectively, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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Section 1.3 Renumbering of Section 5 Miscellaneous. The current Section 5 of the October 2014 Warrant is hereby renumbered as Section 6.

Section 1.4 New Section 5 Right of Participation. A new Section 5 of the October 2014 Warrant is inserted as follows:

Section 5. Right of Participation.

a)       Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings set forth in this Section 5(a):

“Institutional Investor” means an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act.

“Offering” means any offering by the Company prior to January 1, 2018, whether pursuant to an effective registration statement under the Securities Act or not, of debt securities, Common Stock or Common Stock Equivalents.

“Offering Notice” means a written notice, whether sent vie email, facsimile, or a letter sent via U.S. nationally recognized overnight courier service, by the Company to the Holder stating its bona fide intention to engage in an Offering and specifying the number and the price of Common Stock or Common Stock Equivalents to be offered and the percentage allocation to any Institutional Investors who are scheduled to participate in the Offering. In the event the terms of the Offering change the Company shall provide a new Offering Notice.

“Offering Notice Period” means 5:30 p.m. (New York City time) on the fifth (5th) Business Day following the Holder’s receipt of the Offering Notice. In the event the terms of the Offering change, the Offering Notice Period shall be extended until fifth (5th) Business Day following the Holder’s receipt of the new Offering Notice.

b)       Mechanics of Participation.

i.      Upon receipt of an Offering Notice regarding an Offering solely involving debt securities or involving debt securities in combination with Common Stock or Common Stock Equivalents, the Holder shall have until the end of the Offering Notice Period to offer to purchase up to 35% (thirty-five percent) of the securities being offered in the Offering by delivering a written notice to the Company stating that it offers to purchase the amount of securities indicated in the Holder’s notice to the Company (the “Holder Notice of Participation”).

ii.      Upon receipt of Offering Notice regarding an Offering solely involving Common Stock or Common Stock Equivalents, the Holder shall have until the end of the Offering Notice Period to offer to purchase up to 35% (thirty-five percent) of the Common Stock or Common Stock Equivalents being offered in the Offering by delivering a Holder Notice of Participation; provided, however, that in the event the Holder elects to participate in an Offering solely involving Common Stock or Common Stock Equivalents, the Holder must purchase a percentage of the Common Stock or Common Stock Equivalents offered equal to the lower of (i) a percentage equal to or greater than the lowest allocation to any other Institutional Investor in the Offering as indicated in the Offering Notice; or (ii) $3,000,000.

iii.      If the Holder does not deliver an Holder Notice of Participation prior to the end of the Offering Notice Period, the Holder shall be deemed to have waived all of the Holder’s rights to participate in the Offering under this Section 5(b), and the Company shall be free to ask other potential investors to participate in the Offering without any further obligation to the Holder pursuant to this Section 5(b).

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ARTICLE II

MISCELLANEOUS

Section 2.1 Capitalized Terms. In addition to the terms defined elsewhere in this Amendment, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the October 2014 Warrant.

Section 2.2 No Other Amendments. This Amendment does not, other than as set forth in Article I of this Amendment, amend any other provision of the October 2014 Warrant.

Section 2.3 Conflicts. To the extent there is any conflict between the terms of this Amendment and the October 2014 Warrant, the terms of this Amendment shall take precedence.

Section 2.4 Retroactive. The parties agree that Sections 1.1 and 1.2 of this Amendment shall be retroactive to the date that the October 2014 Warrant was originally issued.

Section 2.5 Amendment. The provisions of the October 2014 Warrant amended herein may not be further modified or amended unless the Investor consents.

Section 2.6 Headings. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

Section 2.7 Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Common Stock Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

MAGNEGAS CORPORATION		Addresses for Notice:

By:	/s/ Luisa Ingargiola	Mailing Address:

	Name: Luisa Ingargiola Title: Chief Financial Officer	11885 44th Street N. Clearwater, FL 33762 Email Address: Fax Number:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR INVESTOR FOLLOWS]

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[INVESTOR SIGNATURE PAGES TO AMENDMENT TO COMMON STOCK PURCHASE WARRANT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to Common Stock Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of investor: Alpha Capital Anstalt

Signature of Authorized Signatory of Investor: /s/ Konrad Ackermann

Name of Authorized Signatory: Konrad Ackermann

Title of Authorized Signatory: Director

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Investor:

Alpha Capital Anstalt
Lettstrasse 32
9490 Vaduz
Principality of Liechtenstein

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